As filed with the Securities and Exchange Commission on May 14, 2001.

                                                      Registration No. 333-17427
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT No. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              MUNICIPAL MORTGAGE &
                                   EQUITY, LLC
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   59-1449733
                      (I.R.S. Employer Identification No.)

                       218 North Charles Street, Suite 500
                            Baltimore, Maryland 21201
               (Address of Principal Executive Offices) (Zip Code)

                        MUNICIPAL MORTGAGE & EQUITY, LLC
                     1996 NON-EMPLOYEE DIRECTORS' SHARE PLAN
                              (Full Title of Plan)

                        MUNICIPAL MORTGAGE & EQUITY, LLC
                            1996 SHARE INCENTIVE PLAN
                              (Full Title of Plan)

                                 MARK K. JOSEPH
                             Chief Executive Officer
                        Municipal Mortgage & Equity, LLC
                       218 North Charles Street, Suite 500
                            Baltimore, Maryland 21201
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (410) 962-8044

                                   Copies to:
                            ROBERT E. KING, JR., ESQ.
                       Clifford Chance Rogers & Wells LLP
                                 200 Park Avenue
                            New York, New York 10166

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory Note to Part I of Form S-8.

                             PROSPECTUS FOR RESALES

The material that follows, up to but not including the signature page of this Registration Statement, constitutes a prospectus, prepared on Form S-3, in accordance with General Instruction C to Form S-8, to be used in connection with resales of securities acquired by affiliates of Municipal Mortgage & Equity, LLC, as defined in Rule 405 under the Securities Act of 1933, as amended, under director and employee share incentive plans.

PROSPECTUS


                        MUNICIPAL MORTGAGE & EQUITY, LLC

                                  COMMON SHARES



The common shares to which this Prospectus relates may be offered from time to time by Selling Shareholders who are directors, officers and employees of Municipal Mortgage & Equity, LLC and who we will specifically identify in prospectus supplements hereto. The Selling Shareholders may sell the common shares on the New York Stock Exchange, where our common shares are currently traded, on any securities exchanges or other quotation systems on which our common shares may be traded, in the over-the-counter market or in negotiated transactions, at prices and on terms then available. The respective Selling Shareholders will pay any brokerage fees or commissions relating to sales by them. See "Method of Sale." We will not receive any part of the proceeds of any such sales.

Our principal executive office is located at 218 North Charles Street, Suite 500, Baltimore, Maryland 21201 (Telephone No. (410) 962-8044).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


We are paying the expenses of preparing and filing the Registration Statement of which this Prospectus is a part.



                  The date of this Prospectus is May 14, 2001.

                                TABLE OF CONTENTS


                                                                            Page

Incorporation by Reference ................................................... 2

Information We File........................................................... 2

Selling Shareholders ......................................................... 2

Method of Sale................................................................ 3

SEC Position Regarding Indemnification........................................ 3


                           INCORPORATION BY REFERENCE

         We incorporate by reference into this Prospectus (a) our Annual Report on Form 10-K for the year ended December 31, 2000, (b) the description of our common shares contained in our registration statement under the Securities Exchange Act of 1934, as amended (including any amendments or reports filed for the purpose of updating such description), (c) our Proxy Statement on Schedule 14A, dated April 12, 2001 and (d) all other reports we filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 2000. These documents were filed under SEC File Number 001-11981. We also incorporate by reference into this Prospectus all the documents we file pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and before we file a post-effective amendment that indicates that all the securities to which this Prospectus relates have been sold or that deregisters all those securities that have not been sold. We will provide copies of all documents that are incorporated by reference without charge to anyone to whom we deliver this Prospectus who makes a written or oral request for them to Municipal Mortgage & Equity, LLC, 218 North Charles Street, Suite 500, Baltimore, Maryland 21201, Attention: Karin Berardo, telephone number
(410) 962-8044.

                               INFORMATION WE FILE

         We file annual, quarterly and current reports, proxy statements and other materials with the Securities and Exchange Commission pursuant to the requirements of the Securities Exchange Act of 1934. The public may read and copy any materials we file with the Securities and Exchange Commission at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Securities and Exchange Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers (including us) that file electronically with the Securities and Exchange Commission. The address of that site is http:\\www.sec.gov.

                              SELLING SHAREHOLDERS

         This Prospectus relates to possible sales by our directors, officers and employees of shares of our common shares that they acquire through our various share incentive plans. We do not know at this time who may be Selling Shareholders from time to time. We will provide the names of those people, along with the number of common shares owned, and the number of shares that may be sold, by each of those people from time to time in supplements to this Prospectus, which we will file with the Securities and Exchange Commission in accordance with Rule 424(b) under the Securities Act of 1933, as amended.

                                 METHOD OF SALE

         The shares offered by this Prospectus may be sold on the New York Stock Exchange, where our common shares are currently traded, or in other markets where our common shares are traded, or in negotiated transactions. Sales will be at prices that are current when the sales take place. Selling Shareholders may pay brokers' commissions. Shares that are sold may include shares in which Selling Shareholders have granted security interests and that are being sold because of foreclosure of those security interests. There is no present plan of distribution.

                     SEC POSITION REGARDING INDEMNIFICATION

         Our Amended and Restated Certificate of Formation provides for indemnification of officers and directors for any loss, damage or claim (including reasonable attorneys' fees) due to any act or omission made by him or her, except in the case of fraudulent or illegal conduct.

         We have been informed that, in the opinion of the Securities and Exchange Commission, insofar as directors, officers or other persons who control us may become entitled under the provisions of our Amended and Restated Certificate of Formation to indemnification for liabilities arising under the Securities Act of 1933, that indemnification is against public policy as expressed in that Act and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents are incorporated by reference into this Registration Statement from SEC File No. 001-11981:

                  (1) The Annual Report of Municipal Mortgage & Equity, LLC (the "Company") on Form 10-K for the fiscal year ended December 31, 2000.

                  (2) The description of the Company's common shares contained in the Company's Registration Statement on Form S-3/A filed on June 29, 1998.

                  (3) The Company's Proxy Statement on Schedule 14A, dated April 12, 2001.

                  (4) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since December 31, 2000.


         All documents subsequently filed by the Company and pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The registrant's Amended and Restated Certificate of Formation provides for indemnification of officers and directors for any loss, damage or claim (including reasonable attorneys' fees) due to any act or omission made by him or her, except in the case of fraudulent or illegal conduct.


Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Reference is made to the Exhibit Index.

Item 9.  Undertakings.

         (a) Each of the undersigned registrants hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore and State of Maryland on May 14, 2001.



                                       MUNICIPAL MORTGAGE & EQUITY, LLC



                                       By:         /s/ MARK K. JOSEPH
                                          --------------------------------------
                                           Chairman, Chief Executive Officer
                                           (Principal Executive Officer) and
                                           Director



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.



            Name                                         Title
            ----                                         -----
                                    Chairman, Chief Executive Officer
   /s/ MARK K. JOSEPH               (Principal Executive Officer) and Director
---------------------------
     Mark K. Joseph

                                    President and Chief Operating Officer
 /s/ MICHAEL L. FALCONE
---------------------------
   Michael L. Falcone


  /s/ WILLIAM HARRISON              Chief Financial Officer (Principal Financial
---------------------------         Officer and Principal Accounting Officer)
    William Harrison


  /s/ CHARLES C. BAUM*              Director
---------------------------
     Charles C. Baum


 /s/ RICHARD O. BERNDT*             Director
---------------------------
    Richard O. Berndt


 /s/ ROBERT S. HILLMAN*             Director
---------------------------
    Robert S. Hillman


  /s/ WILLIAM L. JEWS*              Director
---------------------------
     William L. Jews


   /s/ CARL W. STEARN*              Director
---------------------------
     Carl W. Stearn

* Signed for by Mark K. Joseph, attorney-in-fact.

                                  EXHIBIT INDEX

Exhibit
Number   Description

4.1 Form of Amended and Restated Certificate of Formation and Operating Agreement of the Company*

4.2               By-laws of the Company**

4.3 Form of Certificate evidencing Ownership of Growth Shares of the Company***

5.1               Opinion of Morgan, Lewis & Bockius LLP****

23.1              Consent of Price Waterhouse LLP****

23.2              Consent of Morgan, Lewis & Bockius LLP (included in
                  Exhibit 5.1)****

24.1              Power of Attorney****

*  Previously  filed with Form S-8,  dated  December 6, 1996,  by  reference  to
Exhibit 3.4 to the Company's Registration Statement on Form S-4 (File No. 33-99088), filed November 7, 1995.
**  Previously  filed with Form S-8,  dated  December 6, 1996,  by  reference to
Exhibit 3.5 to the Company's Registration Statement on Form S-4 (File No. 33-99088), filed November 7, 1995.
***  Previously  filed with Form S-8,  dated  December 6, 1996,  by reference to
Exhibit 4.1 to the Company's Registration Statement on Form S-4 (File No. 33-99088), filed November 7, 1995.
**** Previously filed with Form S-8 dated December 6, 1996.